UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)
August 27, 2009

MEDAREX, INC.

(Exact name of registrant as specified in its charter)

New Jersey	0-19312	22-2822175
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

707 State Road, Princeton, N.J. 08540
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (609) 430-2880

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 1, 2009, Medarex, Inc., a New Jersey corporation (the “Company”), completed its merger (the “Merger”) with Puma Acquisition Corporation, a New Jersey corporation (“Acquisition Sub”) and a wholly-owned subsidiary of Bristol-Myers Squibb Company, a Delaware corporation (“BMS”), pursuant to the terms and conditions of the Agreement and Plan of Merger dated as of July 22, 2009, among the Company, BMS and Acquisition Sub (the “Merger Agreement”). The Merger became effective on September 1, 2009, in accordance with Sections 14A:10-1, 14A:10-4.1 and 14A:10-5.1 of the New Jersey Business Corporation Act, as amended (the “NJBCA”) and pursuant to the Certificate of Merger that was filed on September 1, 2009 with the Department of the Treasury of the State of New Jersey. As a result of the Merger, the Company continues as the surviving corporation (the “Surviving Corporation”), a wholly-owned subsidiary of BMS.

In connection with the Merger, the Surviving Corporation and Wilmington Trust Company, a Delaware banking company, as trustee, executed a Second Supplemental Indenture, dated as of September 1, 2009, to the Indenture, dated as of May 3, 2004, between the Company and Wilmington Trust Company, as supplemented by the First Supplemental Indenture, dated as of October 4, 2006, between the Company and Wilmington Trust Company, in respect of the Company’s 2.25% Convertible Senior Notes due May 15, 2011 (the “Convertible Notes”), pursuant to which, among other things, each $1,000 principal amount of the Convertible Notes became convertible only into the right to receive $1,166.6064 in cash, without interest.

The foregoing description of the Second Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Supplemental Indenture, a copy of which is attached as Exhibit 4.1 to this report and incorporated in this report by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 1, 2009, the Company notified The NASDAQ Global Market (“NASDAQ”) of the effectiveness of the Merger. As a result of the Merger, the Company no longer meets the numerical listing requirements of NASDAQ. The Company also notified NASDAQ that each share of the Company’s common stock, par value $0.01 per share (each, a “Share”), issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (other than Shares held by the Company as treasury stock or owned by BMS or Acquisition Sub), was converted into the right to receive $16.00 per share net to the selling shareholder in cash, without interest and less any required withholding taxes (the “Merger Consideration”), and requested that NASDAQ file with the Securities and Exchange Commission (the “SEC”) an application on Form 25 to report that the Shares are no longer listed on NASDAQ. Trading of the Shares on NASDAQ will be suspended effective as of September 2, 2009.

Item 3.03. Material Modification to Rights of Security Holders.

In connection with the consummation of the Merger, each Share issued and outstanding immediately prior to the Effective Time (other than Shares held by the Company as treasury stock or owned by BMS or Acquisition Sub) was converted into the right to receive the Merger Consideration. At the Effective Time, the Company’s shareholders immediately prior to the Effective Time ceased to have any rights as shareholders in the Company (other than their right to receive the Merger Consideration) and accordingly no longer have any interest in the Company’s future earnings or growth.

The information set forth above under Item 1.01 is incorporated by reference into this Item 3.03.

Item 5.01. Changes in Control of Registrant.

As previously disclosed, on July 22, 2009, the Company entered into the Merger Agreement with BMS and Acquisition Sub, pursuant to which Acquisition Sub offered to purchase all of the outstanding Shares that were not already owned by BMS and its subsidiaries for the Merger Consideration, upon the terms and conditions set forth in the Offer to Purchase dated July 28, 2009 and the related Letter of Transmittal, and described in a Tender Offer Statement on Schedule TO filed by BMS and Acquisition Sub with the SEC on July 28, 2009, as amended.

On September 1, 2009, BMS announced the successful completion of the Offer. According to Mellon Investor Services LLC, the depositary for the Offer, at 12:00 midnight, New York City time, on Monday, August 31, 2009, a total of approximately 120,417,467 Shares were validly tendered during the initial offering period and the subsequent offering period taken together, representing, together with the 2,879,223 Shares owned by BMS since January 2005 and contributed from BMS to Acquisition Sub on August 31, 2009, approximately 90.7% of the Shares outstanding.  Acquisition Sub has accepted for payment all Shares validly tendered and not withdrawn during the initial offering period and all shares validly tendered during the subsequent offering period.  The aggregate purchase price paid by BMS was approximately $2.4 billion, plus related transaction fees.  BMS funded the acquisition from available cash.

As a result of the completion of the initial offering period for the Offer on August 27, 2009, a change in control of the Company occurred and the Company became an indirect subsidiary of BMS.  On September 1, 2009, as previously disclosed, as a result of the Merger, the Company continues as Surviving Corporation, a wholly-owned subsidiary of BMS.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On August 27, 2009, in connection with the completion of the initial offering period of the Offer and pursuant to the terms of the Merger Agreement, the following directors of the Company resigned: Patricia M. Danzon, Abhijeet J. Lele, Howard H. Pien, Marc Rubin, Ronald J. Saldarini and Julius A. Vida. On the same date, and after such resignations, the board of directors of the Company filled the vacancies created by such resignations by appointing David T. Bonk, Brian Daniels, Sandra Leung, Jeremy Levin, Anthony McBride, Carlo de Notaristefani and Robert T. Zito to serve as directors of the Company.

Pursuant to the Merger Agreement, upon the Effective Time, the directors of Acquisition Sub became the directors of the Surviving Corporation and the officers of Acquisition Sub became the officers of the Surviving Corporation. As of September 1, 2009, the board of directors of the Surviving Corporation is comprised of: Jeremy Levin, Jeffrey Galik and David T. Bonk.  As of September 1, 2009, the executive officers of the Surviving Corporation include: Jeremy Levin, President, David T. Bonk, Vice President, P. Joseph Campisi, Jr., Vice President, Sonia Vora, Secretary and Jeffrey Galik, Treasurer.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year

Pursuant to the Merger Agreement, upon the Effective Time, the certificate of incorporation of the Company was amended and restated in its entirety. Also, pursuant to the Merger Agreement, upon the Effective Time, the by-laws of Acquisition Sub, as in effect immediately prior to the Effective Time, became the by-laws of the Surviving Corporation except that the name of the corporation set forth therein was made “Medarex, Inc.” Copies of the amended and restated certificate of incorporation and by-laws of the Surviving Corporation are filed as Exhibit 3.1 and 3.2 to this report and are incorporated by reference in this Item 5.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

3.1	Amended and Restated Certificate of Incorporation of Medarex, Inc., dated as of September 1, 2009.
3.2	Amended and Restated Bylaws of Medarex, Inc., adopted as of September 1, 2009.
4.1	Second Supplemental Indenture, dated as of September 1, 2009, between Medarex, Inc. and Wilmington Trust Company, as trustee (relating to the 2.25% Convertible Senior Notes).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDAREX, INC.
Registrant

By:	/s/ Jeremy Levin
Jeremy Levin
President
September 1, 2009

 EXHIBIT INDEX
Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Medarex, Inc., dated as of September 1, 2009.
3.2	Amended and Restated Bylaws of Medarex, Inc., adopted as of September 1, 2009.
4.1	Second Supplemental Indenture, dated as of September 1, 2009, between Medarex, Inc. and Wilmington Trust Company, as trustee (relating to the 2.25% Convertible Senior Notes).